                                                                    EXHIBIT 11.1

                             MEDIA ARTS GROUP, INC.

                         COMPUTATION OF NET INCOME AND
                  INCOME FROM CONTINUING OPERATIONS PER SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (1)

                                                                                    SIX MONTHS ENDED
                                                    YEAR ENDED MARCH 31,             SEPTEMBER 30,
                                               -------------------------------  ------------------------
                                                 1995       1996       1997        1996         1997
                                               ---------  ---------  ---------  -----------  -----------
                                                                                (UNAUDITED)  (UNAUDITED)
Income from continuing operations............  $   4,014  $   2,455  $   2,644   $     163    $   4,204
Discontinued operations......................        (53)    (3,128)   (13,630)    (13,630)          --
Extraordinary loss...........................       (172)        --         --          --           --
                                               ---------  ---------  ---------  -----------  -----------
Net income (loss)............................  $   3,789  $    (673) $ (10,986)  $ (13,467)   $   4,204
                                               ---------  ---------  ---------  -----------  -----------
                                               ---------  ---------  ---------  -----------  -----------
Weighted average common and common equivalent
  shares outstanding.........................      9,133      9,756      9,991       9,867       11,031
Common shares issuable on exercise of options
  and warrants(2)(4)(5)......................        302        119         85          --          265
Common shares required to be issued to pay
  stockholder distributions(3)(5)............         46         --         --          --           --
                                               ---------  ---------  ---------  -----------  -----------
Weighted average common and common equivalent
  shares outstanding.........................      9,481      9,875     10,076       9,867       11,296
                                               ---------  ---------  ---------  -----------  -----------
                                               ---------  ---------  ---------  -----------  -----------
Income from continuing operations before
  extraordinary loss per common share........  $    0.42  $    0.25  $    0.26   $    0.02    $    0.37
Discontinued operations......................         --      (0.32)     (1.35)      (1.38)          --
Extraordinary loss...........................      (0.02)        --         --          --           --
                                               ---------  ---------  ---------  -----------  -----------
Net income (loss) per share..................  $    0.40  $   (0.07) $   (1.09)  $   (1.36)   $    0.37
                                               ---------  ---------  ---------  -----------  -----------
                                               ---------  ---------  ---------  -----------  -----------

------------------------

(1) This Exhibit should be read with Note 1 of Notes to Consolidated Financial Statements.

(2) The dilutive effect of stock options and warrants granted subsequent to May 31, 1993 have been included in the computation of common and common equivalent shares as if they were outstanding since January 1, 1993.

(3) Represents number of shares required to be issued to pay the stockholder distributions of $1,000,000 using the proceeds of the Company's initial public offering price of $7.25 per share as if those shares were outstanding from January 1, 1993 through August 31, 1994.

(4) Reflects the issuance to David Winter of 223,600 shares of Common Stock upon the consummation of the Company's initial public offering as if those shares were outstanding since December 31, 1993.

(5) The computation of common and dilutive common equivalent shares utilizes the treasury stock method. The initial public offering price of $7.25 per share was used prior to August 10, 1994, the effective date of the initial public offering.